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                                                                      EXHIBIT 16





November 15, 2002




Securities and Exchange Commission
Washington D.C. 20549

Re:  BrightStar Information Technology Group, Inc.
     File No. 000-23889

Dear Sir or Madam:

We have read Item 4(a)(1) of the Form 8-K of BrightStar Information Technology Group, Inc. dated November 15, 2002, and agree with the statements contained therein. We have no basis to agree or disagree with the statement in Item 4(a)(2).


Very truly yours,



/S/ GRANT THORNTON LLP
    GRANT THORNTON LLP